UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2007
AMERICAN OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-31547	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1050 17th Street, Suite 2400 Denver, CO 80265
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 991-0173
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 17, 2007, American Oil & Gas, Inc. (“American” or the “Company”) entered into a participation agreement with Red Technology Alliance LLC (“RTA”) and North Finn LLC, which gives RTA the option to fund 100% of the drilling, completion and equipping of the next three to four wells at the Fetter project.
Item 7.01. Regulation FD Disclosure.
On January 22, 2007, American issued a press release entitled “American Announces New Participant at Fetter Project and Provides Operational Updates”. A copy of the press release is furnished herewith as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.
Item 8.01. Other Events.
On January 19, 2007, the Company extended from January 22, 2007 to March 30, 2007 the expiration date of the outstanding warrants to purchase up to 675,000 shares of the Company’s common stock at $6.00 per share.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1	Press Release dated January 22, 2007.

Exhibit 10	Participation Agreement Among the Company, Red Technology Alliance LLC and North Finn LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2007	AMERICAN OIL & GAS, INC.

	By:	/s/ Andrew P. Calerich Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10	Participation Agreement Among the Company, Red Technology Alliance LLC and North Finn LLC.
Exhibit 99.1	Press Release dated January 22, 2007

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